Exhibit 99.1

COMMERCE  PLANET  ANNOUNCES  $2,000,000  STOCK  REPURCHASE  PROGRAM

GOLETA,  Calif.,  November  27,  2006

GOLETA, Calif., Nov 27 /PRNewswire/ -- CommercePlanet, Inc. (OTC Bulletin Board:
CPNE - News) announced today that its Board of Directors authorized a stock repurchase program pursuant to which up to $2,000,000.00 of its outstanding common stock may be repurchased from time to time. The repurchase plan will be effective through December 31, 2007, and may be extended by the Board of Directors. Under the program, CommercePlanet, Inc. may purchase shares of common stock through open market or privately negotiated transactions at prices deemed appropriate by management. The timing and amount of repurchase transactions under this program will depend on market conditions and corporate considerations, and will be made in compliance with applicable federal and state securities laws and regulations. The purchases will be funded from available working capital. As of November 27, 2006, CommercePlanet had approximately 47.5 million shares of common stock outstanding.

"The Board of Directors believes our Company's shares are undervalued in relation to other industry competitors, especially in light of our past three quarters of growth. We believe the stock repurchase program also provides the Company with a vehicle to deliver value to our existing shareholders based on the past financial performance of Commerce Planet. We strongly believe in the future of our Company and that the repurchase of shares is a sound use of our operating capital," stated Chairman, Michael Hill.

About  CommercePlanet

CommercePlanet, Inc. (OTC Bulletin Board: CPNE - News) is a publicly traded, internet-based media company. The Company offers online media products, lead generation services and direct marketing tools to its client partners. CommercePlanet offers an internet turnkey media solution through its network of wholly owned subsidiaries, which include Consumer Loyalty Group, Inc., Legacy Media Inc., OS Imaging, Inc. and Interaccurate, Inc.

Each subsidiary of CommercePlanet specializes in a specific niche of the online media industry. Their combined services are designed to address the needs of client partners, including membership loyalty programs, direct response consumer marketing, affiliate list management, email deployment, live chat software-based services, direct phone sales and customer service, and printing services. To find out more about CommercePlanet, Inc. (OTC Bulletin Board: CPNE - News), visit our website at www.commerceplanet.com. The Company's public financial
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information  and  filings  can  be  viewed  at  www.sec.gov.
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Forward  Looking  Statements

Except for the historical information contained herein, the matters set forth in this press release, including statements as to management's intentions, hopes, beliefs, expectations, representations, projections, plans or predictions of the future, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Such statements include that CommercePlanet believes its shares are undervalued in relation to other industry competitors, especially in light of its past three quarters of growth, the stock repurchase program provides a vehicle to deliver value to its existing shareholders, including the maximum amounts that may be purchased under the program, and the repurchase of shares is a sound use of operating capital. These statements are based on management's current expectations, estimates and projections, are not guarantees of future performance, and are subject to certain risks, uncertainties and other factors, some of which are beyond CommercePlanet's control and are difficult to predict, including, but not limited to, changes in the market price of CommercePlanet's common stock, legal and regulatory, and changes in CommercePlanet's financial results, financial condition and cash requirements. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. CommercePlanet, Inc. undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Various factors could cause actual results to differ materially, such as the risk factors listed from time to time in CommercePlanet's filings with the Securities and Exchange Commission ("SEC"), including Forms 10-KSB and 10-QSB.